EXHIBIT 10.1
                             COMPENSATION AGREEMENT

         THIS COMPENSATION AGREEMENT (this "Agreement") is made as of this 18th day of March, 1998, by and between Visual Data Corporation, a Florida corporation (the "Company"), with its principal place of business at 1291 SW 29 Avenue, Pompano Beach, Florida 33069 and Michael Liik (the "Consultant"), an individual who resides at 53 Divadale Drive, Toronto, Ontario, Canada M4G 2P1.

                                R E C I T A L S:

         WHEREAS, on January 7, 1998 the Company orally retained the Consultant to assist the Company in facilitating the purchase of interests in certain software products from Digital Criteria Technologies ("Digital") including Career Select and Real Estate Select, as well as to assist the Company in negotiating the terms of and securing a marketing agreement with Digital related to certain software products, including Voice Select which would be incorporated into the Company's TalentView library (collectively, the "Agreements").

         WHEREAS, the scope of the services to be rendered by the Consultant were to include advising the Company regarding the business structure of the proposed marketing agreement with Digital, negotiating with Digital on behalf of the Company regarding the terms of the proposed marketing agreement, as well as the terms of the purchase of the interests by the Company in the Career Select and Real Estate Select software products, and such other services as the Company could reasonably request the Consultant to render directly related to the Agreements.

         WHEREAS, the Company agreed to compensate the Consultant for his services upon completion in an amount equal to $41,250 (the "Fee"), which such Fee was to be paid to the Consultant through the issuance of 15,000 shares of the Company's common stock, based upon a per share valuation of $2.75 per share equal to the closing price of the Company's common stock on March 18, 1998 as reported on The Nasdaq SmallCap(TM) Market.

         WHEREAS, the services of the Consultant were integral in the Company's successful conclusion of the Agreements.

         WHEREAS, the Agreements have been concluded to the full satisfaction of the Company wherein in March 1998 the Company executed the Marketing Agreement with Digital and in April 1998 the Company concluded its purchase of interests in the Career Select and Real Estate Select software products.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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         1. Compensation. As full and complete payment of the Fee and as compensation for the performance of services hereunder, including any out-of-pocket expenses incurred by the Consultant in the performance thereof, the Company shall issue the Consultant 15,000 shares of the Company's common stock. As soon as practicable, the Company agrees to file a registration statement on Form S-8 with the Securities and Exchange Commission to register for public re-sale the stock being issued hereunder. In this regard, the Consultant represents and warrants to the Company that the services rendered by him were not in connection with the offer or sale of securities in a capital raising transaction and such services do not directly or indirectly promote or maintain a market for the Company's securities, such services having been specifically limited to those set forth in this Agreement.

         2. Confidentiality. The Consultant confirms his agreement that all non-public information pertaining to the prior, current or contemplated business of the Company which the Consultant has been made privy to in regards to his services to the Company constitute valuable and confidential assets of the Company. Such information includes, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks and trade secrets of the Company. Consultant represents and warrants that he has, during the rendering of the herein described services to the Company, and shall in the future continue to hold all such information in trust and confidence for the Company and has not and shall not use or disclose any such information for other than the Company's business. Consultant agrees that he shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Consultant for any purpose other than the Company's business, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Consultant from a third party or parties, or (iii) if such information is known to Consultant prior to the execution of this Agreement, or (iv) as may be required by law.

         3. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

         4. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         5. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be

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held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         6. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, County Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida, has been brought in an inconvenient forum.

         7. Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

         8. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             VISUAL DATA CORPORATION

                             By: /s/ Randy S. Selman
                                 ------------------------------
                                 Randy S. Selman, President


                             CONSULTANT:

                                 /s/ Michael Liik
                                 ------------------------------
                                 Michael Liik


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